As filed with the U.S. Securities and Exchange Commission on September 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSE PHARMACEUTICALS INC

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

265 Jingjiu Avenue, Jinggangshan Economic and Technological Development Zone

Ji’an, Jiangxi Province

People’s Republic of China

+86-0796-8403309

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor,

New York, NY 10168

+1-212-947-7200

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Shareholders may sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2026

PRELIMINARY PROSPECTUS

$200,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

and

4,376,552 Class A Ordinary Shares offered by Selling Shareholders

UNIVERSE PHARMACEUTICALS INC

This is an offering of the securities of Universe Pharmaceuticals INC, a Cayman Islands exempted company. Unless otherwise stated, as used in this prospectus, references to “we,” “us,” “our,” and the “Company” are to Universe Pharmaceuticals INC, a company incorporated under the laws of the Cayman Islands.

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our Class A ordinary shares, debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our ordinary shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution (Primary Offering)” in this prospectus.

This prospectus also relates to the resale by certain selling shareholders (the “Selling Shareholders”) described herein of an aggregate of 4,376,552 Class A Ordinary Shares of the Company (the “Resale Shares”). The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Resale Shares registered herein on any stock exchange, market, or trading facility on which the Resale Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition by the Selling Shareholders of their Resale Shares, but we will bear all costs, fees and expenses in connection with the registration of the Resale Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of their Resale Shares offered for resale through this prospectus. For information regarding the Selling Shareholders and the times and manner in which they may offer or sell the Resale Shares, see “Selling Shareholders” and “Plan of Distribution (Offering of Resale Shares).”

This prospectus provides a general description of the securities we and the Selling Shareholders may offer. We will provide the specific terms of the securities offered by us in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with our offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities by us unless accompanied by the applicable prospectus supplement. The Selling Shareholders may offer and sell their Resale Shares pursuant to this prospectus without a prospectus supplement.

Our Class A ordinary shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “UPC.” On September 28, 2026, the last reported sale price of our Class A ordinary shares on Nasdaq was $4.80 per share. The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates, or public float, as of September 29, 2026, was approximately $28.50 million, which was calculated based on 4,019,664 Class A ordinary shares held by non-affiliates and the price of $7.09 per share, which was the closing price of our Class A ordinary shares on Nasdaq on August 10, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 12 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. The Selling Shareholders may offer and sell their Resale Shares from time to time as described under “Selling Shareholders” and “Plan of Distribution (Offering of Resale Shares)” elsewhere in this prospectus. The Selling Shareholders are not required to sell their Resale Shares through underwriters and are not required to deliver a prospectus supplement in connection with any such sales. See “Plan of Distribution (Offering of Resale Shares)” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

This prospectus refers to (i) Universe Pharmaceuticals INC, the Cayman Islands holding company, as “we”, “our”, “us”, or the “Company”, (ii) the Company’s subsidiaries, as “our subsidiaries,” (iii) Jiangxi Universe Pharmaceuticals Co., Ltd., the Company’s indirect wholly owned subsidiary in China (“Jiangxi Universe”) and its subsidiaries, which are domiciled in China and conducting business operations in China, as the “PRC operating entities.” The Company does not conduct any operations.

We are an offshore holding company, incorporated and registered as an exempted company with limited liability in the Cayman Islands, with no operations of our own and not a Chinese operating company. Our operations are conducted in China by our subsidiaries. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of our operating companies in China. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the ultimate Cayman Islands holding company. Therefore, you will not directly hold any equity interests in our operating companies. The Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For risks facing our Company and this offering as a result of our organizational structure, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2025 Annual Report.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the ordinary shares to significantly decline in value or become worthless” in the 2025 Annual Report. The PRC government has adopted a series of regulatory actions and statements to regulate business operations in China, including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which became effective on March 31, 2023, and the Regulations on Network Data Security Administration (the “Data Security Administration”), which became effective on January 1, 2025. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As advised by our PRC counsel, AllBright Law Offices (Fuzhou), we are not subject to cybersecurity review by the Cyberspace Administration of China, or the CAC, since we currently do not possess any personal information of users in our business operations and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC under the Data Security Administration because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations” in the 2025 Annual Report. According to our PRC counsel, AllBright Law Offices (Fuzhou), as a PRC domestic company listed on Nasdaq since March 2021, and not currently conducting refinancing or other activities that require filings, we are not required to file with the CSRC in accordance with the Trial Measures at this time. However, in the event that we conduct subsequent offerings, we could be subject to filing requirements with the CSRC. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our Class A ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, as amended by the Accelerating Holding Foreign Companies Accountable Act (signed into law December 29, 2022), which reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our auditor, Enrome LLP, is headquartered in Singapore and is subject to inspection by the PCAOB on a regular basis. Enrome LLP is not subject to the determinations announced by the PCAOB on December 16, 2021. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. If trading in our Class A ordinary shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A ordinary shares and trading in our Class A ordinary shares could be prohibited. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our ordinary shares may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditor. The delisting or the cessation of trading of our ordinary shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections” in the 2025 Annual Report.

We are an exempted company with limited liability incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our subsidiaries, including Universe Pharmaceuticals Group (International) Limited (“Universe HK”).

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Universe HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Universe HK may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Universe HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation” in the 2025 Annual Report.

In order for us to pay dividends to our shareholders, we will rely on payments made from Universe Technology’s subsidiary, Jiangxi Universe, to Universe Technology and from Universe Technology to Universe HK and then to our Company. According to the EIT Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if Jiangxi Universe or its subsidiary or branches incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Universe HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Universe HK intends to apply for the tax resident certificate if and when Universe Technology plans to declare and pay dividends to Universe HK. See “Item 3. Key Information—D. Risk Factors—There are significant uncertainties under the Enterprise Income Tax Law, or the EIT Law, relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2025 Annual Report.

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets” in the 2025 Annual Report.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments from subsidiaries of Jiangxi Universe to Jiangxi Universe, and from Jiangxi Universe to Universe Pharmaceuticals Technology Co., Ltd., our indirect wholly owned subsidiary in China (“Universe Technology”), and the distribution of such payments to Universe HK, and then to our Company. Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. Cash flows have occurred between our Cayman Islands holding company and our subsidiaries. From April 1, 2026 to the date of this prospectus, the Cayman Islands holding company did not receive cash transfer from its subsidiaries. For the six months ended March 31, 2026 and 2025 and the fiscal years ended September 30, 2025, 2024 and 2023, the Cayman Islands holding company received cash in the amount of $12,892, $nil, $302,023, $100,062 and $127,827, respectively, from its subsidiary in Hong Kong for the payment of directors’ compensation and professional service fees. There was no distribution of earnings by our PRC subsidiaries to the Cayman Islands holding company during the fiscal years ended September 30, 2023, 2024 and 2025 and the six months ended March 31, 2025 and 2026, and from April 1, 2026 to the date of this prospectus. For the six months ended March 31, 2025 and 2026, the Cayman Islands holding company transferred $9,023,619 and $nil to its PRC subsidiaries, respectively. In the fiscal year ended September 30, 2025, the Cayman Islands holding company transferred $9,028,787 to its PRC subsidiaries. In the fiscal years ended September 30, 2023 and 2024, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. From April 1, 2026 to the date of this prospectus, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. See “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Dividend Policy” in the 2025 Annual Report and our audited consolidated financial statements for the fiscal years ended September 30, 2025, 2024, and 2023.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000. In addition, the Selling Shareholders referred to in this prospectus may sell up to an aggregate of 4,376,552 Class A ordinary shares, par value $0.00001 per share (the “Resale Shares”).

This prospectus provides you with a general description of the securities we and the Selling Shareholders may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks related to the offering. The Selling Shareholders may sell their Resale Shares offered and registered hereunder without a prospectus supplement. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Best Praise” are to Best Praise International Limited, a company incorporated in Hong Kong and a wholly-owned subsidiary of Universe Pharmaceuticals INC, which holds five patents in the People’s Republic of China relating to pharmaceutical compounds and drug delivery technologies;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

●	“Class A ordinary shares” are to the Class A ordinary shares of Universe Pharmaceuticals INC, par value US$0.00001 per share;

●	“Class B ordinary shares” are to the Class B ordinary shares of Universe Pharmaceuticals INC, par value US$0.00001 per share;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“fiscal year” are to the period from October 1 to September 30 of the next calendar year;

●	“Jiangxi Universe” are to Jiangxi Universe Pharmaceuticals Co., Ltd., a company with limited liability organized under the laws of the PRC, which is owned by Universe Technology (as defined below);

●	“operating entities” are to Jiangxi Universe and its subsidiaries;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Universe Hanhe” are to Guangzhou Universe Hanhe Medical Research Co., Ltd., a PRC company formed on May 12, 2021, a wholly-owned subsidiary of Jiangxi Universe;

●	“Universe HK” are to Universe Pharmaceuticals INC’s wholly owned subsidiary, Universe Pharmaceuticals Group (International) Limited, a Hong Kong corporation;

●	“Universe Technology” are to Universe Pharmaceuticals Technology Co., Ltd., a company with limited liability organized under the laws of the PRC, which is wholly owned by Universe HK;

●	“Universe Trade” are to Jiangxi Universe Pharmaceuticals Trade Co., Ltd., a PRC company formed in 2010, a wholly-owned subsidiary of Jiangxi Universe;

●	“US$,” “$,” and “U.S. dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States; and

●	“we,” “us,” “our Company,” or the “Company” are to Universe Pharmaceuticals INC, an exempted company limited by shares incorporated and registered under the laws of the Cayman Islands.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties relating to the resale of the Resale Shares by the Selling Shareholders. The Selling Shareholders’ actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks described in this prospectus and any applicable prospectus supplement.

Prospectus Summary

Overview

We are an offshore holding company incorporated and registered as an exempted company in the Cayman Islands. As a holding company with no operations of our own, our operations are conducted in China through our wholly owned indirect PRC subsidiary, Jiangxi Universe, and its subsidiaries. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entities in China. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the ultimate Cayman Islands holding company. Therefore, you will not directly hold any equity interests in the operating entities. The Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For risks facing our Company and this offering as a result of our organizational structure, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2025 Annual Report.

The following diagram illustrates our corporate structure as of the date of this prospectus.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the ordinary shares to significantly decline in value or become worthless” in the 2025 Annual Report. The PRC government has adopted a series of regulatory actions and statements to regulate business operations in China, including the Overseas Listings Rules, which became effective on March 31, 2023, and the Data Security Administration, which became effective on January 1, 2025. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, AllBright Law Offices (Fuzhou), we are not subject to cybersecurity review by the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC under the Data Security Administration because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations” in the 2025 Annual Report. According to our PRC counsel, AllBright Law Offices (Fuzhou), as a domestic company listed on Nasdaq since March 2021, and not currently conducting refinancing or other activities that require filings, we are not required to file with the CSRC in accordance with the Overseas Listings Rules at this time. However, in the event that we conduct subsequent offerings, we could be subject to filing requirements with the CSRC. As of the date of this prospectus, we and our subsidiaries have not received any inquiry, notice, warning, or sanction regarding our overseas listing from the CSRC or any other PRC governmental authorities. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our Class A ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, as amended, if the PCAOB is unable to inspect our auditor for two consecutive years. Our auditor, Enrome LLP, is headquartered in Singapore and is subject to inspection by the PCAOB on a regular basis. Enrome LLP is not subject to the determinations announced by the PCAOB on December 16, 2021. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. If trading in our Class A ordinary shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A ordinary shares and trading in our Class A ordinary shares could be prohibited. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our ordinary shares may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors. The delisting or the cessation of trading of our ordinary shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections” in the 2025 Annual Report.

Our Company

The PRC operating entities are a manufacturer and supplier of traditional Chinese medicine derivatives (“TCMD”), specializing in the manufacturing, marketing, sales and distribution of TCMD products targeting the elderly with the goal of addressing their physical conditions in the aging process and to promote their general well-being. In addition, the Company holds, through its wholly-owned subsidiary Best Praise, five patents in the People’s Republic of China relating to pharmaceutical compounds and drug delivery technologies in the areas of age-related diseases, neurodegenerative conditions, cognitive disorders, and cardiovascular-related pharmaceutical applications.

The PRC operating entities have registered and obtained approval for 26 varieties of TCMD products from the National Medical Products Administration (the “NMPA”), and the PRC operating entities currently produce 13 varieties of TCMD products, which are sold in approximately 261 cities of 30 provinces in China. In addition, the PRC operating entities sell not only their own TCMD products, but also biomedical drugs, medical instruments, Traditional Chinese Medicine Pieces (“TCMPs”), and dietary supplements manufactured by third-party pharmaceutical companies (collectively referred to as “third-party products”).

Products manufactured by the operating entities. The 13 TCMD products currently manufactured by the operating entities fall into two categories: (1) treatment and relief for common chronic health conditions in the elderly designed to achieve physical wellness and longevity (“chronic condition treatments”), and (2) cold and flu medications.

●	Chronic condition treatments: Guben Yanling Pill, Shenrong Weisheng Pill, Quanlu Pill, Yangxue Danggui Syrup, Wuzi Yanzong Oral Liquid, Fengtong Medicinal Liquor, Shenrong Medicinal Liquor, Qishe Medicinal Liquor, Fengshitong Medicinal Liquor, and Shiquan Dabu Medicinal Liquor.

●	Cold and flu medicines: Paracetamol Granule for Children, Isatis Root Granule and Qiangli Pipa Syrup.

As people age, they have an increasing risk of developing chronic health conditions. Some of the most common chronic diseases in the elderly include arthritis, chronic kidney disease, fatigue, and low back pain. The operating entities’ products under the category of chronic condition treatments are designed to address some of the aforementioned diseases. The operating entities’ cold and flu medicines, on the other hand, include products designed to treat and relieve symptoms of respiratory illnesses caused by bacteria and viruses.

The operating entities’ third-party products. The PRC operating entities also distribute and sell products manufactured by third-party producers, including biomedical drugs, medical instruments, TCMPs and dietary supplements. For the six months ended March 31, 2026 and 2025, the PRC operating entities distributed around 1,850 and 1,910 types of third-party products, respectively. For the fiscal year ended September 30, 2025, the operating entities distributed around 2,188 types of third-party products. For the fiscal year ended September 30, 2024, the operating entities distributed around 2,552 types of third-party products. For the fiscal year ended September 30, 2023, the operating entities distributed around 2,239 types of third-party products.

The operating entities’ Customers. The PRC operating entities’ major customers are pharmaceutical distributors, hospitals, clinics and drugstore chains, primarily located in Jiangxi Province, Jiangsu Province, Guangdong Province, Hubei Province, Fujian Province, Guangxi Province and Shandong Province, and 23 other provinces in China.

We believe the PRC operating entities have implemented a successful business model. The PRC operating entities’ customer base decreased from 2,561 as of September 30, 2024 to 1,906 as of September 30, 2025, and increased to 1,950 as of March 31, 2026. The revenues from selling the PRC operating entities’ own products were $18,572,658 for the fiscal year ended September 30, 2023, $14,026,049 for the fiscal year ended September 30, 2024, and $13,260,650 for the fiscal year ended September 30, 2025, and $6,978,932 and $5,850,980 for the six months ended March 31, 2025 and 2026, respectively. The revenues from distributing and selling third-party products were $13,736,077 for the fiscal year ended September 30, 2023, $8,998,409 for the fiscal year ended September 30, 2024, and $4,598,082 for the fiscal year ended September 30, 2025, and $2,173,983 and $3,185,210 for the six months ended March 31, 2025 and 2026, respectively. Our net loss was $6,581,024 for the fiscal year ended September 30, 2023, $8,727,298 for the fiscal year ended September 30, 2024, and $3,672,055 for the fiscal year ended September 30, 2025. For the six months ended March 31, 2026, our total revenue was $9,036,190 and our net loss was $1,554,813, compared to total revenue of $9,152,915 and net loss of $3,284,755 for the six months ended March 31, 2025.

Recent Developments

Dual-Class Share Structure

On September 3, 2025, the Company held an annual general meeting of shareholders at which shareholders approved a special resolution approving the reorganization of the Company’s share capital (the “Capital Reorganization”), including a capital reduction, subdivision, and the creation of two classes of ordinary shares. On January 16, 2026, the Company received an order from the Grand Court of the Cayman Islands approving the capital reduction and the Capital Reorganization was effected as a matter of Cayman Islands law. On February 13, 2026, the dual-class share structure became effective on the Nasdaq Capital Market, and the Company’s authorized share capital was changed to US$20,000 divided into 1,800,000,000 Class A ordinary shares of par value US$0.00001 each (the “Class A Ordinary Shares”) and 200,000,000 Class B ordinary shares of par value US$0.00001 each (the “Class B Ordinary Shares”). The Class B Ordinary Shares carry 100 times the voting rights per share of the Class A Ordinary Shares and are convertible into Class A Ordinary Shares on a one-for-one basis at the election of the shareholder. The Class A Ordinary Shares continue to trade on the Nasdaq Capital Market under the symbol “UPC.”

2026 Equity Incentive Plan and Share Grant

On April 14, 2026, the Company adopted its 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”), which provides for the grant of various equity-based awards with respect to a maximum number of 84,500 ordinary shares, par value US$0.00001 per share, of the Company (whether Class A Ordinary Shares, Class B Ordinary Shares, or a combination thereof) available for issuance thereunder, subject to automatic annual increase pursuant to an evergreen provision. On May 5, 2026, the compensation committee of the Company’s Board of Directors and the Board, as administrator of the 2026 Equity Incentive Plan, approved the grant of an aggregate of 71,890 Class A Ordinary Shares and 12,610 Class B Ordinary Shares to Mr. Gang Lai, the Company’s Chief Executive Officer, as compensation for his past services to the Company. The shares were issued on May 7, 2026.

Entry into Share Purchase Agreement

On June 17, 2026, the Company entered into a Share Purchase Agreement (the “SPA”) with Ms. Lu Shanshan (“Ms. Lu”), pursuant to which the Company agreed to acquire 100% of the issued shares (the “Target Shares”) of Best Praise International Limited (the “Target”) for a consideration of US$10,751,000, payable entirely through the issuance of 4,376,552 of the Company’s Class A Ordinary Shares (the “Consideration Shares”) to Ms. Lu or her designated recipients, subject to the terms and conditions set forth in the SPA. The Target holds five patents in the People’s Republic of China relating to pharmaceutical compounds and drug delivery technologies in the areas of age-related diseases, neurodegenerative conditions, cognitive disorders, and cardiovascular-related pharmaceutical applications. The acquisition consideration was determined by reference to an independent valuation report prepared by King Kee Appraisal and Advisory Limited. The execution of the SPA and the transactions contemplated thereby were ratified and approved by the Board of Directors of the Company on June 24, 2026. The Consideration Shares were issued to the Selling Shareholders in July 2026 as restricted securities under the Securities Act and may not be offered, sold, transferred, pledged or otherwise disposed of unless registered under the Securities Act or pursuant to an applicable exemption from such registration.

Permissions Required from PRC Authorities

We believe that we and our subsidiaries have obtained all material licenses and approvals necessary to operate in China. Pursuant to the Overseas Listings Rules, which became effective on March 31, 2023, companies in mainland China that directly or indirectly offer or list their securities in an overseas market are required to file with the CSRC within three business days after submitting their listing application documents to the regulator in the place of intended listing. In the opinion of our PRC legal counsel, AllBright Law Offices (Fuzhou), as a domestic company listed on Nasdaq since March 2021, and not currently conducting refinancing or other activities that require filings, we are not required to file with the CSRC in accordance with the Overseas Listings Rules at this time. However, in the event that we conduct subsequent offerings, we could be subject to filing requirements with the CSRC. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” in the 2025 Annual Report.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

Cash flows have occurred between our Cayman Islands holding company and our subsidiaries. From April 1, 2026 to the date of this prospectus, the Cayman Islands holding company did not receive cash transfer from its subsidiaries. For the six months ended March 31, 2026 and 2025 and the fiscal years ended September 30, 2025, 2024 and 2023, the Cayman Islands holding company received cash in the amount of $12,892, $nil, $302,023, $100,062 and $127,827, respectively, from its subsidiary in Hong Kong for the payment of directors’ compensation and professional service fees. There was no distribution of earnings by our PRC subsidiaries to the Cayman Islands holding company during the fiscal years ended September 30, 2023, 2024 and 2025 and the six months ended March 31, 2025 and 2026, and from April 1, 2026 to the date of this prospectus. For the six months ended March 31, 2025 and 2026, the Cayman Islands holding company transferred $9,023,619 and $nil to its PRC subsidiaries, respectively. In the fiscal year ended September 30, 2025, the Cayman Islands holding company transferred $9,028,787 to its PRC subsidiaries. In the fiscal years ended September 30, 2023 and 2024, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. From April 1, 2026 to the date of this prospectus, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to Universe Pharmaceuticals INC and Universe Pharmaceuticals INC has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Our board of directors has discretion on whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We are an exempted company with limited liability incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Universe HK.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Universe HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Universe HK may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Universe HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation” in the 2025 Annual Report.

In order for us to pay dividends to our shareholders, we will rely on payments made from Universe Technology’s subsidiary, Jiangxi Universe, to Universe Technology and from Universe Technology to Universe HK and then to our Company. According to the EIT Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if Jiangxi Universe or its subsidiary or branches incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Universe HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Universe HK intends to apply for the tax resident certificate if and when Universe Technology plans to declare and pay dividends to Universe HK. See “Item 3. Key Information—D. Risk Factors—There are significant uncertainties under the Enterprise Income Tax Law, or the EIT Law, relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2025 Annual Report.

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets” in the 2025 Annual Report.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before investing in our securities. Below is a summary of the principal risks we face. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report and in the “Risk Factors” section of this prospectus beginning on page 12 of this prospectus.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry” in the 2025 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	price increases in raw materials and sourced products could harm our financial results (see page 9 of the 2025 Annual Report);

●	high quality materials for our products may be difficult to obtain or substantially increase our production costs (see page 9 of the 2025 Annual Report);

●	we operate in a highly competitive industry. Our failure to compete effectively could adversely affect our market share, revenues and growth prospects (see page 10 of the 2025 Annual Report);

●	our future success depends in part on our ability to increase our production capacity, and we may not be able to do so in a cost-effective manner. We have engaged a third-party sub-contractor to build manufacturing facilities and an office building for us, and we may encounter challenges relating to the construction, management and operation of such facilities (see page 11 of the 2025 Annual Report);

●	we are subject to evolving regulatory requirements, non-compliance with which, or changes in which, may adversely affect our business and prospects (see page 12 of the 2025 Annual Report);

●	if we fail to maintain or renew requisite licenses, permits, registrations and filings applicable to our business operations, or fail to obtain additional licenses, permits, registrations or filings that become necessary as a result of new enactment or promulgation of government policies, laws or regulations or the expansion of our business, our business and results of operations may be materially and adversely affected (see page 12 of the 2025 Annual Report);

●	we have incurred recurring net losses, and our ability to achieve profitability remains uncertain, which could adversely affect our financial condition and ability to fund our operations (see page 9 of the 2025 Annual Report);

●	our success depends on our ability to protect our intellectual property (see page 13 of the 2025 Annual Report);

●	because we rely on our manufacturing operations to produce a significant amount of the products we sell, disruptions in our manufacturing system or losses of manufacturing certifications could adversely affect our sales and customer relationships (see page 14 of the 2025 Annual Report); and

●	we face risks related to our sales of products obtained from third-party suppliers (see page 14 of the 2025 Annual Report).

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2025 Annual Report and “Risk Factors—Risks Related to Doing Business in China” of this prospectus)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	the PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the ordinary shares to significantly decline in value or become worthless (see page 16 of the 2025 Annual Report);

●	uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ordinary shares, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ordinary shares to significantly decline in value or become worthless (see page 16 of the 2025 Annual Report);

●	our ordinary shares may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors. The delisting or the cessation of trading of our ordinary shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor, Enrome LLP, is headquartered in Singapore and is subject to inspection by the PCAOB on a regular basis (see page 16 of the 2025 Annual Report);

●	failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations (see page 17 of the 2025 Annual Report);

●	the approval and/or other requirements of the China Securities Regulatory Commission, or the CSRC, or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval (see page 19 of the 2025 Annual Report);

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from our offerings and/or other financing activities to make loans or additional capital contributions to our PRC operating subsidiaries (see page 21 of the 2025 Annual Report);

●	we must remit proceeds of any future offerings to China before they may be used to benefit our business in China, and this process may take several months to complete (see page 21 of the 2025 Annual Report);

●	we may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business (see page 22 of the 2025 Annual Report);

●	adverse changes in political, economic and social conditions, as well as government policies in China could have a material adverse effect on our business results of operations, financial conditions and prospects (see page 22 of the 2025 Annual Report);

●	changes to the PRC legal system could have an adverse effect on us (see page 22 of the 2025 Annual Report);

●	Labor Contract Law and other labor-related laws in the PRC may adversely affect our business and our results of operations (see page 23 of the 2025 Annual Report);

●	there are significant uncertainties under the Enterprise Income Tax Law, or the EIT Law, relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits (see page 23 of the 2025 Annual Report);

●	failure to qualify for or obtain any preferential tax treatments that are available in China could adversely affect our results of operations and financial condition (see page 24 of the 2025 Annual Report);

●	under the EIT Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders (see page 24 of the 2025 Annual Report);

●	we may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law (see page 25 of the 2025 Annual Report);

●	the enforcement of stricter advertisement laws and regulations in the PRC may adversely affect our business and our profitability (see page 25 of the 2025 Annual Report);

●	we were not in compliance with the PRC’s regulations relating to employee’s social insurance and housing funds prior to April 2020, and as a result, we may be subject to penalties for such non-compliance (see page 25 of the 2025 Annual Report);

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China (see page 26 of the 2025 Annual Report);

●	you may experience difficulty in effecting service of process, enforcing foreign judgments or bringing actions against our directors and officers (see page 26 of the 2025 Annual Report);

●	because our business is conducted in the RMB and the price of our ordinary shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments (see page 27 of the 2025 Annual Report);

●	government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment (see page 27 of the 2025 Annual Report);

●	our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding (see page 27 of the 2025 Annual Report);

●	our current corporate structure and business operations may be affected by the PRC Foreign Investment Law (see page 28 of the 2025 Annual Report);

●	failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, may limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, may limit the ability of our PRC subsidiaries to distribute profits to us or may otherwise materially and adversely affect us (see page 28 of the 2025 Annual Report);

●	we may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations (see page 28 of the 2025 Annual Report);

●	we face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies (see page 29 of the 2025 Annual Report);

●	the Overseas Listings Rules, which became effective on March 31, 2023, require domestic Chinese companies that directly or indirectly offer or list their securities in overseas markets to complete filing procedures with the CSRC. While we are not currently required to file with the CSRC, any future offerings may be subject to such requirements, and any failure to comply could result in regulatory sanctions and significantly limit or completely hinder our ability to offer or continue to offer our securities to investors (see page 16 of the 2025 Annual Report);

●	recent greater oversight by the Cyberspace Administration of China over data security, including pursuant to the Data Security Administration effective January 1, 2025, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering (see page 19 of the 2025 Annual Report);

●	to the extent cash in and assets of the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets (see page 24 of the 2025 Annual Report).

Risks Relating to Our Class A Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares” in the 2025 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our ordinary shares and the trading market, including, but not limited to, the following:

●	New Nasdaq minimum market value requirement may result in delisting of our Class A ordinary shares (see page 12 of this prospectus);

●	Sales of a substantial number of our securities in the public market by the Selling Shareholders or our other existing shareholders could cause the price of our Class A ordinary shares to fall (see page 12 of this prospectus);

●	we may issue additional Class A ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Class A ordinary shares (see page 31 of the 2025 Annual Report);

●	we currently do not expect to pay dividends on our Class A ordinary shares in the foreseeable future (see page 31 of the 2025 Annual Report);

●	a sale or perceived sale of a substantial number of our ordinary shares may cause the price of our Class A ordinary shares to decline (see page 32 of the 2025 Annual Report);

●	for as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies (see page 33 of the 2025 Annual Report);

●	our ability to produce accurate financial statements has been materially adversely affected by our failure to establish proper internal financial reporting controls. If we fail to establish and maintain proper internal financial reporting controls in a reasonably timely manner, our ability to produce accurate financial statements or comply with applicable regulations may continue to be impaired (see page 33 of the 2025 Annual Report);

●	as a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders (see page 34 of the 2025 Annual Report); and

●	as a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards (see page 34 of the 2025 Annual Report).

Corporate Information

Our principal executive offices are located at 265 Jingjiu Avenue, Jinggangshan Economic and Technological Development Zone, Ji’an, Jiangxi Province, People’s Republic of China, and our phone number is +86-0796-8403309. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009. We maintain a corporate website at http://www.universe-pharmacy.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties that our management is not aware of or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Class A Ordinary Shares and the Trading Market

New Nasdaq minimum market value requirement may result in delisting of our Class A ordinary shares.

On July 22, 2026, the SEC approved a new Nasdaq listing requirement mandating that each Nasdaq-listed issuer maintain a minimum market value of listed securities of at least $5 million. Under this new rule, if the market value of an issuer’s listed securities, as measured by each applicable trading day’s closing price, remains below $5 million for a period of 30 consecutive trading days, such issuer’s securities would be immediately delisted, with no compliance or cure period. The new rule also precludes an issuer’s ability to seek a stay of delisting during any appeals process. The new rule, as amended by the SEC, permits Nasdaq hearings panels to reverse a delisting determination only in situations where there was an error by Nasdaq staff or where the issuer satisfies all initial listing requirements. Where the hearings panel review relates to a deficiency in continued listing requirements, the hearings panel generally has the discretion to grant a cure period not to exceed 180 days from the date of the staff delisting determination for the issuer to regain compliance, provided the issuer demonstrates compliance with all applicable listing requirements. On July 29, 2026, the SEC issued a stay letter pausing the staff-approved order from July 22, 2026, following the receipt of petitions and procedural protests from small-cap issuers. As of the date of this prospectus, implementation of the new rule remains suspended pending the full commission’s completion of its review and issuance of a final decision. There can be no assurance that the rule will not ultimately take effect in its current or a modified form. If the rule is implemented, our Class A ordinary shares could become subject to Nasdaq delisting proceedings based on the new rule. If our Class A ordinary shares are delisted from Nasdaq, we may seek to have our Class A ordinary shares quoted on an over-the-counter marketplace, such as the OTCQX. The OTCQX is not a stock exchange, and if our Class A ordinary shares were to trade on the OTCQX rather than on a securities exchange, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Class A ordinary shares, which may lead to lower trading prices for our Class A ordinary shares and could materially and adversely affect the liquidity and value of your investment.

Sales of a substantial number of our securities in the public market by the Selling Shareholders or our other existing shareholders could cause the price of our Class A ordinary shares to fall.

Sales of substantial amounts of our Class A ordinary shares in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. Because the Resale Shares registered for resale by the Selling Shareholders represent an unusually large proportion of our outstanding Class A ordinary shares, the potential market impact of these sales may be particularly significant.

This prospectus relates to, among other things, the issuance from time to time by us of up to $200,000,000 in the aggregate of Class A ordinary shares, warrants, debt securities, rights, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. This prospectus also relates to the resale from time to time by the Selling Shareholders of up to 4,376,552 Class A ordinary shares.

As of the date of this prospectus, we have 5,008,313 Class A ordinary shares issued and outstanding. The Selling Shareholders may sell, under this prospectus, up to 4,376,552 Class A ordinary shares, constituting approximately 87.39% of our issued and outstanding Class A ordinary shares as of the date of this prospectus. The registration of such a significant proportion of our outstanding Class A ordinary shares for potential resale creates a substantial overhang on our stock, which could depress the market price of our Class A ordinary shares for an extended period regardless of whether the Selling Shareholders actually sell any or all of their Resale Shares. This overhang may also discourage new investors from purchasing our Class A ordinary shares.

Sales of a substantial number of Class A ordinary shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Class A ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. Given the relatively limited trading volume in our Class A ordinary shares and the fact that the Resale Shares represent approximately 87.39% of our outstanding Class A ordinary shares, even modest sales by the Selling Shareholders could have an outsized impact on the market price. The trading price of our Class A ordinary shares has fluctuated since the closing of our initial public offering, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return on their Class A ordinary shares if they sell at the then-prevailing market prices.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. In addition, the Selling Shareholders named in this prospectus may offer and sell, from time to time, up to 4,376,552 Class A ordinary shares, which constitute the Resale Shares. The Selling Shareholders may sell all, some, or none of the Resale Shares offered pursuant to this prospectus. We cannot predict when or in what amounts the Selling Shareholders may sell any of the Resale Shares offered hereby. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

Because the Selling Shareholders who offer and sell Resale Shares covered by this prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market rate, or in negotiated terms, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

We will not receive any proceeds from the sale of any of the Resale Shares by the Selling Shareholders. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Resale Shares offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and do not purport to be complete. References are made to our amended and restated memorandum and articles of association, forms of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Our authorized share capital is US$20,000 divided into 1,800,000,000 Class A ordinary shares, par value US$0.00001 per share, and 200,000,000 Class B ordinary shares, par value US$0.00001 per share.

Ordinary Shares

As of the date of this prospectus, an aggregate of 5,008,313 Class A ordinary shares and 16,077 Class B ordinary shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Ordinary shares are issued in registered form. The Class A ordinary shares and Class B ordinary shares have the following characteristics:

Voting. Subject to any rights or restrictions as to voting attached to any shares, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A ordinary share and one hundred (100) votes for each Class B ordinary share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Holders of Class A ordinary shares are not entitled to convert such shares into Class B ordinary shares.

Dividends. Subject to the provisions of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Cumulative Voting Rights

There is nothing under Cayman Islands law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our articles do not provide for cumulative voting for elections of directors.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles governing the ownership threshold above which shareholder ownership must be disclosed.

Redemption and Purchase of Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Listing

Our Class A ordinary shares were listed on the Nasdaq Global Market from March 23, 2021 to January 31, 2024, and have been listed on the Nasdaq Capital Market since February 1, 2024 under the symbol “UPC.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Transhare Corporation.

Transfer of Shares

Provided that a transfer of ordinary shares complies with applicable rules of Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such ordinary share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of ordinary shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the ordinary shares transferred are fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the ordinary shares purchased by investors in the public offering. The legal title to such ordinary shares and the registration details of those ordinary shares in the Company’s register of members will remain with Depository Trust Company (“DTC”). All market transactions with respect to those ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings. Accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least fourteen Clear Days’ notice of a general meeting (whether an annual general meeting or an extraordinary general meeting) shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven (7) Clear Days, notice of the adjourned meeting of at least seven (7) Clear Days shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses the nature and extent of any such material interest to the other directors in accordance with the articles. The director shall be counted towards a quorum of those present at the meeting, and if the director votes on the resolution, his vote shall be counted.

Inspection of Books and Records

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than copies of our memorandum and articles of association, register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies.

Pursuant to our articles of association, shareholders will not have any right to inspect any account or book or document of the Company except as conferred by the Cayman Companies Act or as authorized by our directors or by ordinary resolution of our shareholders.

Liquidation

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, approval of a plan of merger (other than a merger between a parent and a subsidiary), or consolidation or voluntary winding up of the company when the company is able to pay its debts.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	The Cayman Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions. Under our amended and restated articles of association an ordinary resolution must be passed at a general meeting by a simple majority of shareholders who (being entitled to do so) vote in person or by proxy at that meeting. The expression includes a unanimous written resolution. In computing the majority needed to pass a special or ordinary resolution when a poll is demanded, regard shall be had to the number of votes to which each member is entitled by the regulations of the company.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, providing the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Any such arrangement must be approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose and (b) seventy-five percent in value of the shareholders of each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, convened for that purpose, as applicable. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the court’s directions and the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly and adequately represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class which they represent; (c) the arrangement is for a permissible purpose that is fair, such that it may be reasonably approved by an intelligent and honest person of that class acting in respect of their interest; (d) there is no blot or defect in the scheme or any other reason which would warrant the court refusing to sanction the scheme; and (e) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares for which the offer has been made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which are of persuasive authority and have been applied in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence an action against, or derivative actions in the name of, a company to challenge the following: (a) a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders; (b) an irregularity in the passing of a resolution which requires a qualified majority; (c) an act purporting to abridge or abolish the individual rights of a member; and (d) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the register of mortgages or charges) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association. Please see above.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or, if our Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about, you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to deliver notices and information to you, (b) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (c) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, (d) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data is disclosed, or (e) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, we may be unable to process and register your shareholding.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our ordinary shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We will issue the debt securities in registered form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our Class A Ordinary Shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying Class A Ordinary Shares with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We will issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares will not have any rights of holders of ordinary shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of Class A Ordinary Shares at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Class A Ordinary Shares. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of Class A Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of Class A Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A Ordinary Shares, debt securities, warrants and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of up to 4,376,552 Class A ordinary shares (the “Resale Shares”), in one or more offerings, from time to time, held by the Selling Shareholders as specified in the table below. We will not receive any of the proceeds from the sale of the Resale Shares by the Selling Shareholders.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the Selling Shareholders and such information is as of the date of this prospectus (except otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnote to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the Resale Shares.

Because the Selling Shareholders identified in the table may sell some or all of the Resale Shares which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of them, no estimate can be given as to the number of the Resale Shares available for resale. We have, therefore, assumed for the purpose of the following table, that the Selling Shareholders will sell all of the Resale Shares covered by this prospectus. The Selling Shareholders are not obligated to sell any of the Resale Shares offered by this prospectus.

The Selling Shareholders have not had any material relationship with us within the past three years.

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to Resale	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After Full Resale	Percentage of Outstanding Class A Ordinary Shares Owned After Full Resale
Star Voyage International Limited (1)	497,917	497,917	—	—%
Origin Force Intelligence Limited (2)	916,759	916,759	—	—%
Whitmore Limited (3)	499,424	499,424	—	—%
Orbis BioCapital Limited (4)	499,926	499,926	—	—%
Horizon Ridge Limited (5)	499,424	499,424	—	—%
August Luck Global Limited (6)	465,258	465,258	—	—%
Clever Way Global Limited (7)	498,922	498,922	—	—%
Meridian Prosperous Limited (8)	498,922	498,922	—	—%

(1)	Represents 497,917 Class A ordinary shares held by Star Voyage International Limited, a British Virgin Islands company wholly owned by Xuncheng Chen, who serves as the sole director and has voting and dispositive control over the securities owned by Star Voyage International Limited. The principal address of Star Voyage International Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

(2)	Represents 916,759 Class A ordinary shares held by Origin Force Intelligence Limited, a British Virgin Islands company wholly owned by Piao Ye, who serves as the sole director and has voting and dispositive control over the securities owned by Origin Force Intelligence Limited. The principal address of Origin Force Intelligence Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

(3)	Represents 499,424 Class A ordinary shares held by Whitmore Limited, a British Virgin Islands company wholly owned by Chengming Tang, who serves as the sole director and has voting and dispositive control over the securities owned by Whitmore Limited. The principal address of Whitmore Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

(4)	Represents 499,926 Class A ordinary shares held by Orbis BioCapital Limited, a British Virgin Islands company wholly owned by Chunhua Zheng, who serves as the sole director and has voting and dispositive control over the securities owned by Orbis BioCapital Limited. The principal address of Orbis BioCapital Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

(5)	Represents 499,424 Class A ordinary shares held by Horizon Ridge Limited, a British Virgin Islands company wholly owned by Shan Xie, who serves as the sole director and has voting and dispositive control over the securities owned by Horizon Ridge Limited. The principal address of Horizon Ridge Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

(6)	Represents 465,258 Class A ordinary shares held by August Luck Global Limited, a British Virgin Islands company wholly owned by Xuefeng Li, who serves as the sole director and has voting and dispositive control over the securities owned by August Luck Global Limited. The principal address of August Luck Global Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

(7)	Represents 498,922 Class A ordinary shares held by Clever Way Global Limited, a British Virgin Islands company wholly owned by Lu Yang, who serves as the sole director and has voting and dispositive control over the securities owned by Clever Way Global Limited. The principal address of Clever Way Global Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

(8)	Represents 498,922 Class A ordinary shares held by Meridian Prosperous Limited, a British Virgin Islands company wholly owned by Shanshan Lu, who serves as the sole director and has voting and dispositive control over the securities owned by Meridian Prosperous Limited. The principal address of Meridian Prosperous Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

PLAN OF DISTRIBUTION (PRIMARY OFFERING)

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

PLAN OF DISTRIBUTION (OFFERING OF RESALE SHARES)

The Selling Shareholders may sell all or a portion of the Resale Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agents’ commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	through broker-dealers that agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the Resale Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Shareholders may transfer the Resale Shares by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling the Resale Shares to or through underwriters, broker-dealers , or agents, such underwriters, broker-dealers , or agents may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers , or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the Resale Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Resale Shares short and deliver the Resale Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also lend or pledge the Resale Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee, or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the Resale Shares in other circumstances, in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the Selling Shareholders will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We will pay all expenses of the registration of the Resale Shares, including SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$30,466.73
FINRA fees		$33,592.03
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2025.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by AllBright Law Offices (Fuzhou). If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of September 30, 2025 and 2024 and for the fiscal years ended September 30, 2025, 2024, and 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 1 Raffles Place, #20-61 One Raffles Place Tower 2, Singapore 048616.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on January 28, 2026 (the “2025 Annual Report”);

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on February 11, 2026, April 16, 2026, May 14, 2026, June 26, 2026, July 29, 2026, July 31, 2026, September 1, 2026 (as amended on September 3, 2026), and any other reports of foreign private issuer on Form 6-K filed or furnished with the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part;

3.	the description of our Class A ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on March 17, 2021, as updated by any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on January 28, 2026 contains a description of our business and audited consolidated financial statements with a report by our independent auditors covering the fiscal years ended September 30, 2025, 2024, and 2023. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Universe Pharmaceuticals INC
265 Jingjiu Avenue, Jinggangshan Economic and Technological Development Zone
Ji’an, Jiangxi Province
People’s Republic of China
+86-0796-8403309

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands because there are certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws than the United States and provides significantly less protection for investors than the United States.

All of the PRC operating entities’ operations are conducted in China and substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC, including our chief executive officer and chairman of the board of directors, Mr. Gang Lai, our chief financial officer, Ms. Lin Yang, and our directors, Mr. Jiawen Pang, Mr. Yongping Yu, and Mr. Ding Zheng, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons who are residents of a foreign country, such as our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of the United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Ogier (Cayman) LLP has further advised us that, in those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments, the courts of the Cayman Islands may recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without a retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the amount for which the judgment was issued, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes, a fine, or a penalty, inconsistent with a Cayman Islands judgment on the same matter, impeachable on the grounds of fraud, or obtained in a manner or of a kind that would be contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act, where the liabilities imposed by those provisions are penal in nature or otherwise contrary to Cayman Islands public policy. Ogier (Cayman) LLP has informed us that whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands to be unenforceable, due to it being penal or punitive in nature or otherwise, will be fact specific. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Our PRC counsel, AllBright Law Offices (Fuzhou), has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. However, there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Further, pursuant to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Our PRC counsel, AllBright Law Offices (Fuzhou), has further advised us that, under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis, and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ordinary shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, willful default or fraud.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to the indemnification agreements entered into with each of our directors and executive officers, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of Universe Pharmaceuticals INC, currently in effect
4.1**	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Ogier (Cayman) LLP
23.1**	Consent of Enrome LLP
23.2**	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.3**	Consent of AllBright Law Offices (Fuzhou)
24.1**	Powers of Attorney (included on signature page)
25.1****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107**	Filing fee table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

***	Previously filed.

****	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ji’an, Jiangxi, People’s Republic of China, on September 29, 2026.

Universe Pharmaceuticals INC

By:	/s/ Gang Lai
	Name:	Gang Lai
	Title:	Chief Executive Officer and Chairman of the Board of Directors

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gang Lai and Lin Yang, and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his or her name, place and stead, in any and all capacities (including his/her capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gang Lai	Chairman of the Board of Directors and Chief Executive Officer	September 29, 2026
Gang Lai	(Principal Executive Officer)

/s/ Lin Yang	Chief Financial Officer and Director	September 29, 2026
Lin Yang	(Principal Accounting and Financial Officer)

/s/ Jiawen Pang	Independent Director	September 29, 2026
Jiawen Pang

/s/ Yongping Yu	Independent Director	September 29, 2026
Yongping Yu

/s/ Ding Zheng	Independent Director	September 29, 2026
Ding Zheng

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Universe Pharmaceuticals INC, has signed this registration statement thereto in New York, NY on September 29, 2026.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.